Exhibit 32

           CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
                      CHIEF FINANCIAL OFFICER
                    PURSUANT TO 18 U.S.C. 1350

The undersigned, the President and the Chief Financial Officer of SurgiLight, Inc. (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-KSB of the Company for the year ended December 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


   Date:  June 7, 2007		By: /s/   Timothy Shea
                                    ---------------------
				    Timothy Shea
				    President


   Date:  June 7, 2007		By: /s/   Mark Murphy
                                    ---------------------
				    Mark Murphy
				    Chief Financial Officer